Exhibit 99.3
IMAGE ENTERTAINMENT
ANNOUNCES NEW MANAGEMENT TEAM
Aggressive Acquisitions to Mark New Beginning
For Renowned Media Company
CHATSWORTH, Calif., January 12, 2010 — Image Entertainment, Inc. (NASDAQ: DISK), one of the largest independent home entertainment distributors in North America and a leading pioneer of the multi-billion dollar optical disc industry, proudly announces a new chapter with the close of the previously announced sale of preferred stock to JH Partners. In connection with the closing, the company unveils its new management team consisting of corporate entertainment veterans Ted Green, John Avagliano and award-winning producer John Hyde. The announcement was made today at the company’s Chatsworth headquarters.
“Today marks an entirely new day for Image Entertainment,” remarked Green, Chairman and CEO of Image. “Image is a name that has meant quality not only in content, but in presentation. While the new media marketplace poses great challenges for any home entertainment programmer, our goal is to strengthen Image Entertainment’s name while remaining synonymous with great product. We expect to be very active in the acquisition of rights and companies.”
Green will serve as Chairman/CEO with Hyde as Vice Chairman and Avagliano taking the role of Chief Operating Officer/Chief Financial Officer. In addition to Mr. Green, the other members of the new board of directors of Image after the sale of preferred stock include Patrick Collins and Michael John, both of JH Partners. All members of the Image board prior to the close of the sale of preferred stock resigned effective immediately after the close. The company will immediately and aggressively pursue acquisition of global media content for exploitation in the packaged media, digital and mobile markets.
“We are excited to partner with an experienced and proven management team and feel confident that the combination of their strategic vision and an improved balance sheet will afford impressive growth opportunities for Image,” commented Patrick M. Collins, JH Partners.
“We are looking forward to maximizing our various different individual strengths with Image,” stated Hyde, Vice Chairman. “Each of us brings a different set of industry skills and relationships to this venture and we are confident that we can expand on the rich history that is Image Entertainment.”
“In the past, Image has focused primarily on content acquisition and distribution for the North American market,” said Avagliano, COO/CFO. “We plan to build a strong international presence for the company as well.”

Ted Green’s accomplishments within the entertainment industry reach back three decades, covering music and home entertainment. From 2007 to 2009, Mr. Green was chairman of publicly traded TM Entertainment and Media, an Amex traded company that merged in October 2009 with ChinaMedia Express. From 2003 to 2006, Mr. Green was CEO and Co-Owner of independent home media label Anchor Bay Entertainment, which at that time was a subsidiary of IDT Entertainment. From 1992 to 2000, Mr. Green was the founder and President of Sony Wonder, the division of Sony BMG Music Entertainment responsible for the production and distribution of media geared toward youthful audiences and also for all home video distribution. Green’s resume includes management positions at such renowned media companies as CBS Records, Polygram Records and ATCO.
John Hyde is an award winning television and motion picture producer whose long list of credits include such successful television titles as “The Simpsons,” “King Of The Hill,” the animated “Hellboy,” and Masters Of Horror, as well as many motion picture titles including The Neverending Story, Short Circuit and the award-winning Das Boot. Most recently, Hyde is in development at Disney with Flight Of The Navigator 2 and at The Weinstein Company with Short Circuit 3. Hyde also is currently Vice Chairman at The Jim Henson Company and previously from 2006 to 2007 Chief Operating Officer at Starz Media, as well as from 2003 to 2006 Chief Operating Officer of IDT Entertainment, CEO of IDT Productions from 2003 to 2006, and from 1999 to 2006 CEO of Film Roman, the animation company behind the wildly successful “The Simpsons”.
John Avagliano is currently President of Britannia Holdings, providing strategic and financial management services to the film, video and apparel industries. Clients have included Live Nation Entertainment, Ticketmaster Entertainment, Palm Pictures, GTCR, CAK Entertainment and Pacific Connections. Prior to Britannia, Avagliano held senior level finance management positions at Warner Music Group, where he served as Senior Vice President of Financial Operations and Shared Services; Warner Home Entertainment, where he served as Chief Financial Officer; Polygram Records, where he served as Vice President of Finance for audio, video and merchandise distribution in the United States; and Avon Products.
Pali Capital, Inc. acted as financial advisor to JH Partners and the management team on this transaction. Houlihan Lokey served as financial advisors to Image Entertainment.
About Image Entertainment:
Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,200 exclusive DVD titles and approximately 340 exclusive CD titles in domestic release and approximately 400 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary, Egami Media, Inc. has digital download rights to approximately 2,000 video programs and over 300 audio titles containing more than 5,100 individual tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

About JH Partners:
JH Partners is a San Francisco-based private equity firm focused on building sustainable, long-term equity value in consumer and marketing-driven growth companies.
JH Partners’ professionals work closely with the management teams of partner companies, providing strategic, operating and financial guidance to facilitate the growth and success of these companies and to provide meaningful returns to investment and management partners. JH Partners’ relationships with management are long-term in nature, which enables JHP to provide close collaboration over a range of strategic issues.
The principals of JH Partners have invested, on behalf of themselves and their co-investors, approximately $600 million and are currently investing a $390 million fund raised in 2008. JH Partners’ principals consistently commit significant amounts of personal capital to JHP investments and view themselves as co-investors, not money managers.
Forward-Looking Statements:
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, its acquisition strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
These factors include, but are not limited to, (a) the Company’s ability to continue as a going concern, (b) the Company’s ability to service its principal and interest obligations on its outstanding debt or otherwise renegotiate or refinance such outstanding debt, which renegotiation may not be successful and refinancing may not be available on acceptable terms, if at all, which may trigger defaults under its other debt agreements, create liquidity issues, potentially force the Company to file for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code and prevent the Company from continuing as a going concern, (c) the Company’s limited funds and the Company’s inability to raise additional funds on acceptable terms or at all, (d) the Company’s ability to borrow against the Company’s revolving line of credit, (e) the Company’s ability to secure media content on acceptable terms, (f) the Company’s DVD manufacturer continuing to manufacture and fulfill orders to Company customers while the Company is past due on its payables to such manufacturer, (g) the ability of the Company to successfully appeal the delisting determination issued by the Staff of The Nasdaq Stock Market on December 15, 2009 and the ability of the Company’s common stock to continue trading on The Nasdaq Stock Market, (h) the performance of business partners upon whom the Company depends upon, (i) changes in the retail DVD and digital media and entertainment industries, (j) changing public and consumer taste and changes in customer spending patterns, (k) decreasing retail shelf space for the Company’s industry, (l) further sales or dilution of the Company’s equity, which may adversely affect the market price of the Company’s common stock, (m) changes in the Company’s business plan, (n) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (o) changes in general economic conditions, including the performance of financial markets and interest rates, (p) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (q) claims that the Company infringed other parties’ intellectual property, (r) changes in accounting standards, practices or policies, and (s) adverse results or other consequences from litigation, arbitration or regulatory investigations.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results may differ materially from management’s expectations. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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Contact:	Sue Procko Sue Procko Public Relations 323-653-5153 sue@sueprockopr.com